Exhibit 10.17

JANUARY 17, 2014

Herm Rosenman

Dear Herm:

Natera, Inc., (the “Company”) is pleased to offer you employment on the following terms:

1.                                      Position. Your initial title will be Chief Financial Officer, and you will have responsibility for all financial matters typically associated with that position. You will initially report to Matthew Rabinowitz, Chief Executive Officer.

2.                                      While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

3.                                      Cash Compensation. The Company will pay you an annualized base salary of $275,000. Your salary will be payable in accordance with the Company’s standard payroll schedule which currently is semi-monthly. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time. You will be reimbursed for pre-approved, ordinary and necessary business expenses that are submitted in accordance with the Company’s policies, as such policies are changed from time to time.

4.                                      Bonuses. You will eligible to earn an Annual Bonus of $50,000 based on milestones and objectives as agreed to by you and the CEO. This bonus will likely be based on one or more factors from personal milestone goals in the business, department milestone objectives, and Corporate milestone objectives.

5.                                      Employee Benefits and Expenses. Since you will be a regular status employee, you will be eligible to participate in all Company-sponsored benefits as of the date of such eligibility. The Company’s benefits are subject to change from time to time, and currently include medical, dental, vision and life insurance and 401k retirement plans, as well as personal time off.

6.                                      Stock Options. Subject to the approval of the Company’s Board of Directors, you will be granted an option to purchase 225,600 shares of the Company’s Common Stock. The exercise price per share will be determined by the Board of Directors when the option is granted. The option will be subject to the terms and conditions applicable to options granted under the Company’s Amended and Restated 2007 Stock Plan (the “Plan”), as described in the Plan and the applicable Stock Option Agreement. You will vest in 50% of the option shares after 12 months of continuous service, and the balance will vest in equal monthly installments over the next 12 months of continuous service, as described in the applicable Stock Option Agreement. In addition, you will vest in 50% of your remaining unvested option shares if the Company is subject to a Change in Control before your service with the Company terminates. In the event that the Employee is subject, after a Change in Control, to a termination by the Company for reasons other than Cause, then the Employee shall vest in a further 50% of any remaining unvested option shares.

“Change in Control” means (a) the consummation of a merger or consolidation of the Company with or into another entity or (b) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to the merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to the merger or consolidation.

“Cause” means:

(i)                                     The unauthorized use or disclosure by the Employee of the Company’s confidential information or trade secrets;

(ii)                                  The Employee’s commission of, or plea of “guilty” or “no contest’’ to, a felony under the laws of the United States or any state thereof;

(iii)                               Employee’s gross negligence, willful misconduct or commission of an act of fraud in his dealings with the Company;

(iv)                              Abandonment or neglect of his duties by the Employee;

(v)                                 Employee’s inability to perform the essential functions of the Employee’s position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment, or death of the Employee.

6. Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

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7.                                      Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. We ask that you give us thirty (30) days written notice of your termination of your employment. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company’s Chief Executive Officer.

8.                                      Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation.

9.                                      Interpretation, Amendment and Enforcement. This letter agreement and Exhibit A constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. You agree that this letter agreement supersedes and replaces in its entirety the letter agreement between you and the Company dated December 19, 2013 which shall be void ab initio. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in San Mateo County, California in connection with any Dispute or any claim related to any Dispute.

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* * * * *

We hope that you will accept our offer to join the Company. You may indicate your agreement with these terms and accept this offer by signing and dating this letter agreement and the Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business on January 24, 2014.

As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States, successful completion of background and reference checks.

If you have any questions, please call me at 650-249-9090.

Very truly yours,

NATERA, INC.

/s/ Matthew Rabinowitz
By: Matthew Rabinowitz
Chief Executive Officer

I have read and accept this employment offer:

/s/ Herm Rosenman
Signature of Herm Rosenman

Dated:	1/24/14

Start Date: February 10th, 2014

Attachment Exhibit A: Proprietary Information and Inventions Agreement

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms and memorializes an agreement that Natera, Inc., a Delaware corporation (the “Company”) and I (Herm Rosenman) have had since the commencement of my employment (which term, for purposes of this agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company:

1.             I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2.             Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”) and I will promptly disclose all Inventions to Company. Without disclosing any third party confidential information, I will also disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix B in a manner that does not violate any third party rights or disclose any confidential information. If anything created by me prior to my employment relates to Company’s actual or proposed business, I have listed it on Appendix B in a manner that does not violate any third party rights or disclose any confidential information. Without limiting Section 1 or Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or (except solely on Appendix B pursuant to this Section 2) disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

3.             To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4.             I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5.             Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).

6.             I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

7.             I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company.

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8.             I agree that my obligations under paragraphs 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns.

9.             Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be a adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND TIIE OTHER COUNTERPART WILL BE RETAINED BY ME.

February 27, 2014		Employee

/s/ Herm Rosenman
Signature

Herm Rosenman
Name (Printed)

Accepted and Agreed to:

/s/ Matthew Rabinowitz	2/27/14

By

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APPENDIX A

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a)           Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)             Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)           Result from any work performed by the employee for his employer.

(b)           To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

APPENDIX B

PRIOR MATTER

Please check one of the following:

☒ none

☐ as per below:

February 27, 2014	Employee

/s/ Herm Rosenman
Signature